UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

InspireMD, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On August 17, 2017, InspireMD, Inc. (the “Company”) received a notice from NYSE Regulation indicating that the Company does not meet continued listing standards of the NYSE American LLC (the “NYSE American”) as set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”). Specifically, the Company is not in compliance with Section 1003(a)(iii) of the Company Guide because the Company reported stockholders’ equity of less than $6 million as of June 30, 2017, and net losses in its five most recent fiscal years ended December 31, 2016. As a result, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide.

The Company must submit a plan of compliance to NYSE Regulation by September 17, 2017, addressing how it intends to regain compliance with Section 1003(a)(iii) of the Company Guide by February 17, 2019. If the plan is accepted by NYSE Regulation, the Company may be able to continue its listing during the plan period, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan.

If the Company does not submit a plan, or if the plan is not accepted by NYSE Regulation, delisting proceedings will commence. Furthermore, if the plan is accepted but the Company is not in compliance with the continued listing standards by February 17, 2019, or if it does not make progress consistent with the plan during the plan period, the NYSE American will initiate delisting proceedings.

The NYSE Regulation notice also included an early warning of the Company’s potential noncompliance with Section 1003(a)(iv) of the Company Guide because the uncertainty regarding the Company’s ability to generate sufficient cash flows and liquidity to fund operations raises substantial doubt about its ability to continue as a going concern.

The Company’s management is reviewing its options to address the deficiencies and expects to submit a compliance plan on or before the deadline set by the NYSE American.

Item 8.01	Other Events.

On August 22, 2017, the Company issued a press release announcing posting of video testimonials about its CGuardTM Embolic Prevention System from several European key opinion leaders on the Company’s website. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On August 22, 2017, the Company issued a press release announcing the receipt of the NYSE Regulation notice described in Item 3.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated August 22, 2017
99.2	Press release dated August 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: August 22, 2017	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer